EXHIBIT 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE	Contacts: Timothy A. Bonang, Director of Investor Relations or
Carlynn Finn, Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Fourth Quarter and Year End 2008 Results

Westlake, OH (March 2, 2009):  TravelCenters of America LLC (NYSE Alternext US: TA) today announced financial results for the fourth quarter and year ended December 31, 2008.

TravelCenters of America LLC, or TA, became a public company on January 31, 2007.  On May 30, 2007, TA acquired Petro Stopping Centers, L.P., or Petro.  Because of the significance of these transactions, TA’s historical financial results in accordance with generally accepted accounting principles may have only limited relevance to investors.  Consequently, in addition to the historical financial results in accordance with generally accepted accounting principles presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes results of sites for periods prior to TA’s operation of those sites.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, and EBITDAR excluding the impact of certain noncash items and certain items that TA considers to be nonrecurring as a result of the changes experienced on January 31 and May 30, 2007, and other items described, or Adjusted EBITDAR.

At December 31, 2008, TA’s business included 233 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 67 that were operated under the “Petro” brand name.

	Three Months Ended December 31		Year Ended December 31
	2008	2007	2008	2007(1)
	(in thousands, except share and per share amounts)
Revenues	$1,314,996	$1,806,730	$7,658,379	$6,166,157
Net income (loss)	$1,357	$(68,893)	$(40,201)	$(123,356)

Weighted average number of shares:
Basic	15,829	14,170	14,833	N/A
Diluted	16,290	14,170	14,833	N/A

Income (loss) per share:
Basic	$0.09	$(4.86)	$(2.71)	$ N/A
Diluted	$0.08	$(4.86)	$(2.71)	$ N/A

Supplemental Data:
Total fuel sales	$1,038,858	$1,512,281	$6,454,357	$5,063,346
Gross fuel margin	$87,703	$44,183	$275,323	$171,047

Total nonfuel sales	$272,723	$290,755	$1,189,597	$1,089,921
Gross nonfuel margin	$158,081	$165,770	$690,425	$627,847

EBITDAR	$76,287	$20,266	$246,886	$82,422

Adjusted EBITDAR	$77,180	$27,947	$260,347	$173,722

(1)          Includes results related to Petro, which was acquired on May 30, 2007, only from the date of acquisition forward and includes the results of TA’s predecessor, TravelCenters of America, Inc., for the one month ended January 31, 2007.

Business Commentary

During the three months and year ended December 31, 2008, the significant slowing of the U.S. economy presented TA with numerous operating challenges.  TA experienced, on a same site basis, a 14.0% decline in fuel volumes for the 2008 fourth quarter as compared to the 2007 fourth quarter.  For the year ended December 31, 2008, on a same site basis, TA experienced a 15.0% decline in fuel volumes as compared to the year ended December 31, 2007.  TA believes that its fuel volume declines are in line with declines in trucking activity and diesel fuel consumption.

Despite these business conditions, TA believes it has made progress toward adjusting its business to these challenges.  TA’s net income, EBITDAR and Adjusted EBITDAR for the fourth quarter of 2008 improved over the same period of 2007 by $70.3 million, $56.0 million and $49.2 million, respectively.  For the year ended December 31, 2008, TA’s net loss, EBITDAR and Adjusted EBITDAR improved over the year ended December 31, 2007 by $83.2 million, $164.5 million, and $86.6 million, respectively.  TA believes that its operating initiatives have been significant contributors to these improved results; specifically, the staffing reorganization undertaken to realize Petro integration synergies, the personnel cost savings related to the workforce reduction announced in March 2008, the termination of a fuel marketing arrangement with a third party marketer and numerous cost reduction, fuel purchasing and pricing strategies which were designed to improve TA’s operating margins.

Capital Expenditures and Liquidity

For the year ended December 31, 2008, TA invested $79.4 million in capital projects, received $77.4 million of cash from Hospitality Properties Trust, or Hospitality Trust, from the sale of leasehold improvements, and made a $7.0 million capital investment in its joint venture that TA expects will undertake in 2009 to develop a new travel center on land that joint venture already owns.  TA’s current capital plan for 2009 anticipates expenditures of approximately $60 million, some of which may be sold to Hospitality Trust under the lease agreements TA has entered with Hospitality Trust, including approximately $16.8 million of qualifying improvements with no increase in its rent.

Pursuant to an arrangement with Hospitality Trust, TA deferred $30 million of cash rent payments during 2008.  Pursuant to this arrangement, TA has the option to defer up to $5 million of monthly rent during 2009 and 2010.  Amounts deferred are due in July 2011.  TA deferred an additional $5 million of rent for each of January and February 2009.

At December 31, 2008, TA had approximately $145.5 million in cash and cash equivalents.  In addition, a portion of TA’s $100 million bank credit facility remains unused.

Conference Call:

On Tuesday, March 3, 2009, at 8:30 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months and year ended December 31, 2008.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is 888-254-3584.  Participants calling from outside the United States and Canada should dial 913-312-1266.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial 719-457-0820.  The replay pass code is 4781029.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  TA’S DESCRIPTION OF THE RENT DEFERRAL AGREEMENT WITH HOSPITALITY TRUST MAY IMPLY THAT THE RENT DEFERRAL AMOUNTS TOGETHER WITH CASH PROVIDED BY TA’S OPERATING ACTIVITIES WILL BE SUFFICIENT TO ALLOW TA TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS AND TO MEET ITS OBLIGATIONS DURING THE RENT DEFERRAL PERIOD.  IN FACT, TA MAY NOT BE ABLE TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS OR TO MEET ITS OBLIGATIONS;

•                  THE STATEMENT IN THIS PRESS RELEASE THAT TA BELIEVES THAT ITS OPERATING INITIATIVES WERE SIGNIFICANT CONTRIBUTORS TO ITS IMPROVED RESULTS IN THE QUARTER AND YEAR ENDED DECEMBER 31, 2008, MAY IMPLY THAT TA’S FINANCIAL RESULTS WILL CONTINUE TO IMPROVE.  IN FACT, CURRENT ECONOMIC CONDITIONS IN THE UNITED STATES MAY NOT IMPROVE AND MAY DECLINE FURTHER, FUTURE MARKET CONDITIONS IN THE TRUCKING INDUSTRY OR OTHERWISE MAY BE WORSE THAN TA NOW EXPECTS AND TA’S INITIATIVES MAY NOT BE SUCCESSFULLY IMPLEMENTED OR SUSTAINED, WHICH COULD RESULT IN TA’S FINANCIAL RESULTS NOT IMPROVING OR TA EXPERIENCING MATERIAL AND CONTINUING LOSSES;

•                  THIS PRESS RELEASE STATES THAT TA’S PLANNED CAPITAL PROJECTS FOR 2009 MAY COST APPROXIMATELY $60 MILLION TO COMPLETE.  HOWEVER, THE AMOUNT AND TIMING OF CAPITAL PROJECT EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND TA MAY SPEND MORE THAN $60 MILLION TO COMPLETE ITS CAPITAL PROJECTS.  CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED.  SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED AND TA MAY NOT COMPLETE THESE CAPITAL PROJECTS IN 2009.  AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE.  THE CAPITAL PROJECTS COMPLETED MAY NOT INCREASE TA’S SALES OR MARGINS; AND

•                  THE STATEMENT IN THIS PRESS RELEASE THAT TA HAD $145.5 MILLION OF CASH AND CASH EQUIVALENTS AT DECEMBER 31, 2008 AND THAT A PORTION OF TA’S BANK CREDIT FACILITY IS UNUSED MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH AND TA’S BANK CREDIT FACILITY IS SUBSTANTIALLY USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY.

THESE UNEXPECTED RESULTS OF TA’S FORWARD LOOKING STATEMENTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL:

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS.

•                  IN THE PAST, INCREASES IN DIESEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE SUCH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN DIESEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS.

•                  TA’S EFFORTS TO MAINTAIN OR IMPROVE ITS OPERATING MARGINS MAY NOT BE EFFECTIVE AND MAY CAUSE TA TO LOSE BUSINESS OR INCUR FUTURE LOSSES.

•                  THE SUCCESS OF TA’S COST CONTROL INITIATIVES DEPENDS IN LARGE PART UPON TA’S MANAGEMENT’S ABILITY TO MANAGE HOURLY EMPLOYMENT COSTS TO MATCH TA’S CHANGING LEVELS OF BUSINESS, BUT TA MAY BE UNABLE TO REDUCE STAFFING OR OTHER COSTS BELOW CERTAIN LEVELS AT ITS TRAVEL CENTERS WHICH GENERALLY OPERATE 24 HOURS PER DAY, 365 DAYS PER YEAR.

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN OR INCREASE THEIR LIMITS FOR TA’S PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY SUFFER LOSSES.  FURTHER, THE GLOBAL CREDIT MARKETS HAVE BEEN EXPERIENCING SUBSTANTIAL DISRUPTION AND, AS A RESULT, CREDIT HAS BECOME MORE EXPENSIVE AND DIFFICULT TO OBTAIN.  FAILURE TO OBTAIN ANY NECESSARY FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS.

•                  IF THE U.S. RECESSION CONTINUES TO WORSEN OR LASTS FOR AN EXTENDED PERIOD, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES AND TA MAY SUFFER LOSSES.

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED.

TA HAS PRODUCED PROFITABLE OPERATIONS IN THE TWO MOST RECENTLY COMPLETED QUARTERLY REPORTING PERIODS ENDED DECEMBER 31, 2008 AND ADJUSTED EBITDAR IN EXCESS OF CASH PAID FOR RENT IN ONLY FIVE QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

OTHER RISKS MAY ADVERSELY IMPACT TA, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1A.  RISK FACTORS”, AND ELSEWHERE IN THOSE REPORTS.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended December 31,
	2008	2007
Revenues:
Fuel	$1,038,858	$1,512,280
Nonfuel	272,723	290,755
Rent and royalties	3,415	3,695
Total revenues	1,314,996	1,806,730

Cost of goods sold (excluding depreciation):
Fuel	951,155	1,468,097
Nonfuel	114,642	124,985
Total cost of goods sold (excluding depreciation)	1,065,797	1,593,082

Operating expenses:
Site level operating	154,002	164,599
Selling, general & administrative	19,759	29,208
Real estate rent	58,688	57,821
Depreciation and amortization	13,452	14,559
Impairment of goodwill	—	15,390
Total operating expenses	245,901	281,577

Income (loss) from operations	3,298	(67,929)

Equity in income of joint venture	562	150
Interest income	842	6,967
Interest expense	(3,107)	(6,045)
Income (loss) before income taxes	1,595	(66,857)
Provision (benefit) for income taxes	238	2,036
Net income (loss)	$1,357	$(68,893)

Weighted average shares outstanding:
Basic	15,829	14,170
Diluted	16,290	14,170
Earnings (loss) per share:
Basic	$0.09	$(4.86)
Diluted	$0.08	$(4.86)

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (1)

(in thousands, except share and per share data)

	Company		Predecessor
	Year	Eleven Months	One Month
	Ended	Ended	Ended
	December 31,	December 31,	January 31,
	2008	2007	2007
Revenues:
Fuel	$6,454,357	$4,778,293	$285,053
Nonfuel	1,189,597	1,023,126	66,795
Rent and royalties	14,425	12,056	834
Total revenues	7,658,379	5,813,475	352,682

Cost of goods sold (excluding depreciation):
Fuel	6,179,034	4,621,605	270,694
Nonfuel	499,172	434,596	27,478
Total cost of goods sold (excluding depreciation)	6,678,206	5,056,201	298,172

Operating expenses:
Site level operating	638,534	525,772	36,093
Selling, general & administrative	97,057	98,829	8,892
Real estate rent	233,477	189,988	931
Depreciation and amortization	45,968	33,892	5,786
Impairment of goodwill	—	15,390	—
Merger related	—	—	44,972
Total operating expenses	1,015,036	863,871	96,674

Loss from operations	(34,863)	(106,597)	(42,164)

Debt extinguishment expenses	—	—	(16,140)
Equity in income of joint venture	1,383	887	—
Interest income	7,013	19,128	1,131
Interest expense	(12,999)	(15,420)	(5,345)
Loss before income taxes	(39,466)	(102,002)	(62,518)
Provision (benefit) for income taxes	735	(694)	(40,470)
Net loss	$(40,201)	$(101,308)	$(22,048)

Weighted average shares outstanding:
Basic and diluted	14,833	11,675	6,937
Loss per share:
Basic and diluted	$(2.71)	$(8.68)	$(3.18)

(1)  Includes results related to Petro, which was acquired on May 30, 2007, from the date of the acquisition forward.

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$145,516	$148,876
Restricted cash	—	4,801
Restricted investments	—	271,415
Accounts receivable, net	61,823	110,555
Inventories	128,962	148,005
Leasehold improvement receivable(1)	14,437	25,000
Other current assets	58,269	37,362
Total current assets	409,007	746,014

Property and equipment, net	418,765	397,266
Intangible assets, net	34,545	39,962
Leasehold improvement receivable(1)	—	63,320
Other noncurrent assets	27,480	16,759
Total assets	$889,797	$1,263,321

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long term debt	$—	$262,866
Accounts payable	82,164	154,906
Other current liabilities	118,787	150,011
Total current liabilities	200,951	567,783

Other noncurrent liabilities	64,828	55,479
Deferred rent	30,000	—
Capital lease obligations	103,700	105,859
Deferred rental allowance	87,991	94,760
Total liabilities	487,470	823,881

Shareholders’ equity	402,327	439,440
Total liabilities and shareholders’ equity	$889,797	$1,263,321

(1)             The total leasehold improvement receivable of $14,437 as of December 31, 2008 represents, as of that date, the remaining, estimated discounted amount of funds TA expects to receive from Hospitality Trust in connection with TA’s sales of leasehold improvements to Hospitality Trust under the lease with Hospitality Trust for TA branded travel centers, which provided for up to $125 million of such sales without an adjustment to the amount of rent payable under that lease.

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA(1)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007(2)
EBITDAR:(3)
Net income (loss)	$1,357	$(68,893)	$(40,201)	$(123,356)
Add (deduct): income taxes	238	2,036	735	(41,164)
Add: depreciation and amortization	13,452	14,559	45,968	39,678
Add: Impairment of goodwill	—	15,390	—	15,390
Deduct: equity in income of joint venture	(562)	(150)	(1,383)	(887)
Add: proportionate share of EBITDAR of joint venture	849	425	2,304	1,336
Deduct: interest income	(842)	(6,967)	(7,013)	(20,259)
Add: interest expense(4)	3,107	6,045	12,999	20,765
Add: real estate rent expense(5)	58,688	57,821	233,477	190,919
EBITDAR(3)	76,287	20,266	246,886	82,422

Add: employee retention and separation expenses(6)	748	798	4,542	17,209
Add: nonrecurring merger related expenses(7)	—	—	—	44,972
Add: Petro integration expenses	48	1,802	2,534	2,634
Add: expenses related to previously deferred maintenance	—	2,698	507	3,002
Add: litigation settlement expenses	—	1,588	5,000	2,020
Add: debt extinguishment expense	—	—	—	16,140
Add: noncash share based compensation expense(8)	97	795	878	5,323
Adjusted EBITDAR(3)	$77,180	$27,947	$260,347	$173,722

(1)             Includes results related to Petro, which was acquired on May 30, 2007, only from the date of acquisition forward.

(2)             Includes the results of TA’s predecessor for the one month ended January 31, 2007.

(3)             TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and defines Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which it considers to be nonrecurring.  TA believes EBITDAR and Adjusted EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(4)             Interest expense included the following:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Interest related to predecessor’s debt	$—	$—	$—	$4,363
Interest related to Petro notes	—	2,396	1,273	5,591
Hospitality Trust rent classified as interest	2,343	2,401	9,369	8,806
Other	764	1,248	2,357	2,005
	$3,107	$6,045	$12,999	$20,765

(5)             Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases due to the requirement under GAAP to recognize minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  Cash paid for rent was $44.6 million and $57.9 million during the three month periods ended December 31, 2008 and 2007, respectively, while the total rent amounts expensed during the quarters ended December 31, 2008 and 2007 were $58.7 million and $57.8 million, respectively.  For the years ended December 31, 2008 and 2007, the rent paid was $207.1 million and $191.2 million, respectively, while the total rent expensed was $233.5 million and $190.9 million, respectively.  In addition, under GAAP, a portion of the rent TA pays to Hospitality Trust is classified as interest expense and a portion of the rent payments made to Hospitality Trust is charged against the capital lease obligations.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to sell certain qualifying leasehold improvements to Hospitality Trust without an increase in its rent payments.  A reconciliation of these amounts is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Rental payments to Hospitality Trust	$42,002	$54,663	$196,019	$179,378
Other rental payments	2,611	3,273	11,042	11,832
Total cash rent	44,613	57,936	207,061	191,210
Adjustments for:
Noncash straight line rent accrual – Hospitality Trust	3,424	4,299	13,988	15,763
Noncash straight line rent accrual – other	225	185	725	742
Rent expensed but not paid pursuant to deferral agreement	15,000	—	30,000	—
Amortization of deferred leasehold improvement allowance	(1,692)	(1,717)	(6,769)	(6,229)
Amortization of capital lease obligations	(540)	(480)	(2,159)	(1,761)
Rent classified as interest expense	(2,342)	(2,402)	(9,369)	(8,806)
Total amount expensed as rent	$58,688	$57,821	$233,477	$190,919

(6)             Employee retention and separation expenses represent expenses for retention bonuses paid, and accrued amounts that were paid in early 2009, to certain employees that remained in TA’s employ for specified periods of time after the acquisition of its predecessor and after the Petro acquisition, plus salary and separation payments to former executive officers of TA’s predecessor and severance payments made to employees terminated as a result of the September 2007 reorganization and the March 2008 workforce reduction.

(7)             This amount represents costs incurred by TA’s predecessor in marketing itself for sale.

(8)             The noncash share based compensation expense amounts relate to restricted common shares granted under TA’s equity incentive plan.  For the year ended December 31, 2007, the amount shown also includes $4,268 related to the vesting of options of TA’s predecessor’s shares which were redeemed upon its change of control on January 31, 2007.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on December 31, 2008 that were operated by TA, TA’s predecessor or the prior owner of Petro for the entire period presented.  This data excludes revenues and expenses that were not generated by TA, its predecessor or the former owner of Petro, such as rents and royalties from franchises and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three Months Ended December 31				Year Ended December 31,
	Company	Combined			Company	Combined (2)
	2008	2007	Change		2008	2007	Change

Number of company operated travel centers(3)	186	186	—		181	181	—

Total fuel sales volume (gallons)	469,305	545,525	-14.0%		1,974,395	2,323,857	-15.0%

Total fuel revenues	$1,013,137	$1,483,706	-31.7%		$6,152,679	$5,436,909	13.2%

Total fuel gross margin	$89,713	$46,458	93.1%		$275,675	$202,263	36.3%

Total nonfuel revenues	$273,338	$291,449	-6.2%		$1,164,757	$1,215,058	-4.1%
Total nonfuel gross margin	$158,323	$165,549	-4.4%		$676,535	$693,550	-2.5%

Nonfuel gross margin percentage	57.9%	56.8%	+110	b.p.	58.1%	57.1%	+100	b.p.

Total gross margin	$248,035	$212,007	17.0%		$952,210	$895,813	6.3%
Site level operating expenses(4)	$153,817	$162,122	-5.1%		$618,883	$626,558	-1.2%

Net	$94,219	$49,885	88.9%		$333,327	$269,255	23.8%

(1)                                     Includes operating data of company operated travel centers only, including one travel center owned by a joint venture, and excludes operating data of the travel centers operated by TA’s franchisees.

(2)                                     The operating results presented for the year ended December 31, 2007, represent the sum of TA’s results for the eleven months ended December 31, 2007, the results of its predecessor for the one month ended January 31, 2007 and the results of the prior owner of the Petro sites for the period from January 1, 2007 through May 30, 2007.

(3)                                     Includes travel centers that were continuously operated by TA, by its predecessor or by the previous owner of the Petro sites during the period presented.

(4)                                     Excludes real estate rent expense, Petro integration expenses, legal settlement expense and deferred maintenance costs which were expensed under GAAP.

The same site operating data provided above is based on the operating results of these sites for the entire respective periods, including periods prior to January 31, 2007 or May 30, 2007, the acquisition dates of the TravelCenters sites and the Petro sites, respectively.

(End)